UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Boykin Lodging Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOYKIN LODGING COMPANY
Guildhall Building
45 West Prospect Avenue, Suite 1500
Cleveland, Ohio 44115
August 23, 2006
Dear Shareholder:
We have previously sent to you proxy material for the special meeting of Boykin Lodging Company shareholders to be held on September 12, 2006. Your Board of Directors recommends that common shareholders vote FOR approval and adoption of the merger agreement with Braveheart Investors LP and certain of its affiliates.
Since approval and adoption of the merger agreement requires the affirmative vote of a majority of our outstanding common shares, your vote is important. If you have not already done so, please vote TODAY by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Very truly yours,

Richard C. Conti
President and Chief Operating Officer

IMPORTANT NOTE:
If you hold your common shares through a bank or broker,
you may be able to vote by telephone, or via the Internet. Please follow the easy instructions on the enclosed proxy card.
If you have any questions, or need assistance in voting
your common shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.